Exhibit 99.4

Vanguard Natural Resources, LLC and Subsidiaries
Unaudited Pro Forma Combined Financial Information

On December 31, 2010, Vanguard completed an acquisition pursuant to a purchase agreement with Denbury Resources Inc. ("Denbury"), Encore Partners GP Holdings LLC, Encore Partners LP Holdings LLC and Encore Operating, L.P. (collectively, the "Selling Parties" and, together with Denbury, the "Selling Parties") to acquire all of the member interests in Encore GP and 20,924,055 common units representing limited partner interests in Encore, representing, with the general partner interest owned by Encore GP consisting of 504,851 general partner units, a 46.7% aggregate equity interest in Encore (the "Encore Sponsor Interest Acquisition"). As consideration for the purchase, Vanguard paid $300.0 million in cash and issued 3,137,255 Vanguard common units, valued at approximately $93 million.

On July 11, 2011, Vanguard and Encore announced the execution of a definitive agreement that would result in a merger whereby Encore would become a wholly-owned subsidiary of VNG, through a unit-for-unit exchange (the "Merger"). Under the terms of the definitive merger agreement, Encore's public unitholders received 0.75 Vanguard common units in exchange for each Encore common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. The terms of the definitive merger agreement were unanimously approved by the members of the Encore Conflicts Committee, who negotiated the terms on behalf of Encore and was comprised solely of independent directors. The members of the Vanguard Conflicts Committee, which is also comprised solely of independent directors, negotiated the terms on behalf of Vanguard and also voted unanimously in favor of the Merger. The completion of the Merger was subject to approval by a majority of the outstanding Encore common units. As of July 11, 2011,Vanguard's operating company, VNG, owned Encore's general partner and approximately 46.0% of the Encore outstanding common units and executed the definitive merger agreement between Vanguard and Encore. The completion of the Merger was also subject to the approval of the issuance of additional Vanguard common units in connection with the Merger by the affirmative vote of a majority of the votes cast by Vanguard unitholders. On October 31, 2011, Vanguard and ENP submitted the definitive proxy statement to their respective unitholders.  The special meeting of unitholders for each of Vanguard and ENP took place on November 30, 2011 and the unitholders of each of Vanguard and ENP approved the Merger.  Based on 24,560,808 ENP common units outstanding on November 30, 2011, Vanguard issued 18,420,606 common units to ENP common unitholders at the closing of the merger, December 1, 2011.

On June 22, 2011, Vanguard and Encore entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas (the "Purchased Assets") from a private seller. Vanguard and Encore agreed to purchase 50% of the Purchased Assets for an aggregate of $85.0 million and each paid the seller a non-refundable deposit of $4.25 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments to be determined. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under Vanguard's reserve-based credit facility and ENP's credit facility.

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of Vanguard and Encore, adjusted to reflect the Merger of Vanguard and Encore and the Encore Sponsor Interest Acquisition, which includes the Vanguard common unit offering completed in October 2010, the issuance of Vanguard's common units to Denbury, and other financing transactions. Vanguard's historical consolidated statement of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 have also been adjusted to give pro forma effect to the Parker Creek Acquisition completed during May 2010 and the Permian Basin Acquisition I completed during July 2011 as presented in Notes 3 and 5 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial statements give effect to the events set forth below:

•	The December 2010 Encore Sponsor Interest Acquisition.
•	The issuance of 18,420,606 Vanguard common units to Encore's public unitholders in exchange for each Encore common unit they owned at the closing of the Merger.
•	The elimination of transaction costs incurred in the Encore Sponsor Interest Acquisition.
•	The elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger.
•	Adjustments to conform the classification of revenues and expenses in Encore's historical statements of operations to Vanguard's classification of similar revenues and expenses.
•	Adjustments to conform Encore's historical accounting policies related to oil and natural gas properties from successful efforts to full cost accounting.
•	Adjustments to interest expense related to borrowings under Vanguard's term loan and reserve-based credit facility to fund the Encore Sponsor Interest Acquisition.
•	Adjustments for the Vanguard common units issued in the October 2010 equity offering and issued to Denbury in connection with the Encore Sponsor Interest Acquisition.
•	Vanguard's Parker Creek Acquisition completed during May 2010 and the effect of the related equity offering.
•
Vanguard's and Encore’s Permian Basin Acquisition I completed during July 2011 and the increase in interest expense related to borrowings under Vanguard's reserve-based credit facility and Encore’s credit agreement to fund the acquisition.

•	The elimination of nonrecurring losses related to the Parker Creek Acquisition completed by Vanguard during May 2010 and the Permian Basin Acquisition I completed during July 2011.

The unaudited pro forma combined balance sheet gives effect to the Merger as if it had occurred on September 30, 2011. The unaudited pro forma combined statements of operations combine the results of operations of Vanguard and Encore for the year ended December 31, 2010 and the nine months ended September 30, 2011, as if the Merger, the Encore Sponsor Interest Acquisition, the Permian Basin Acquisition I completed during July 2011 and the Parker Creek Acquisition completed during May 2010 (see Note 5) had occurred on January 1, 2010.

The unaudited pro forma combined financial information should be read in conjunction with Encore's and Vanguard's Forms 10-K for the year ended December 31, 2010 and Encore's and Vanguard's Forms 10-Q for the quarter ended September 30, 2011.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that Vanguard would have reported had the Merger, the Encore Sponsor Interest Acquisition, Permian Basin Acquisition I and the Parker Creek Acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of Vanguard's future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Unaudited Pro Forma Combined
 Balance Sheet as of September 30, 2011
(In thousands)

	Vanguard historical	Pro forma adjustments Encore merger (Note 2)		Vanguard pro forma combined
Current assets
Cash and cash equivalents	$3,346			$3,346
Trade accounts receivables, net	45,311	—		45,311
Derivative assets	27,919	—		27,919
Other current assets	4,287	—		4,287
Total current assets	80,863			80,863
Oil and natural gas properties, at cost	1,518,536	—		1,518,536
Accumulated depletion, amortization and accretion	(310,229)	—		(310,229)
Oil and natural gas properties evaluated, net (see Note 1)	1,208,307	—		1,208,307
Other assets
Goodwill	420,955	—		420,955
Other intangible assets, net	8,882	—		8,882
Derivative assets	19,246			19,246
Deferred financing costs	2,868	—		2,868
Other assets	2,982	—		2,982
Total assets	$1,744,103	$—		$1,744,103
Liabilities and members' equity
Current liabilities
Accounts payable:
Trade	$2,878	$—		$2,878
Affiliate	1,461	—		1,461
Accrued liabilities:
Lease operating	6,227	—		6,227
Developmental capital	2,899	—		2,899
Interest	591	—		591
Production taxes and marketing	16,908	—		16,908
Derivative liabilities	1,813	—		1,813
Deferred swap premium liability	432	—		432
Oil and natural gas revenue payable	3,767	—		3,767
Other	5,083	—		5,083
Current portion, long-term debt	531,000	—		531,000
Total current liabilities	573,059	—		573,059
Long-term debt	218,500	—		218,500
Derivative liabilities	4,423	—		4,423
Asset retirement obligations	34,364	—		34,364
Other long-term liabilities	63	—		63
Total liabilities	830,409	—		830,409
Members' equity
Members' capital	346,612	563,396	(a)	910,008
Class B units	4,450	—		4,450
Accumulated other comprehensive loss	(764)	—		(764)
Total Vanguard members' equity	350,298	563,396		913,694
Non-controlling interest	563,396	(563,396	) (a)	—
Total members' equity	913,694	—		913,694
Total liabilities and members' equity	$1,744,103	$—		$1,744,103

Unaudited Pro Forma Combined
 Statement of Operations
 for the Nine Months Ended September 30, 2011

	Vanguard historical	Pro forma adjustments Permian Basin Acquisition I (Note 3)		Vanguard pro forma	Pro forma adjustments Encore merger (Note 3)		Vanguard pro forma combined
		(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$226,838	$10,848	(a)	$237,686	$—		$237,686
Loss on commodity cash flow hedges	(2,307)	—		(2,307)	—		(2,307)
Realized gain on other commodity derivative contracts	4,474	—		4,474	—		4,474
Unrealized gain on other commodity derivative contracts	68,625	—		68,625	—		68,625
Total revenues	297,630	10,848		308,478	—		308,478
Costs and Expenses
Production:
Lease operating expenses	43,960	3,528	(b)	47,488	—		47,488
Production and other taxes	21,319	—		21,319	—		21,319
Depreciation, depletion, amortization and accretion	62,797	3,346	(c)	66,143	—		66,143
Selling, general and administrative expenses	16,436	—		16,436	(2,178	)(f)	14,258
Total costs and expenses	144,512	6,874		151,386	(2,178)		149,208
Income from operations	153,118	3,974		157,092	2,178		159,270
Other income and (expense)
Interest expense	(21,137)	(1,098	)(d)	(22,235)	—		(22,235)
Realized loss on interest rate derivative contracts	(2,208)	—		(2,208)	—		(2,208)
Gain on interest rate cash flow hedges	39	—		39	—		39
Unrealized loss on interest rate derivative contracts	(1,641)	—		(1,641)	—		(1,641)
Net loss on acquisition of oil and natural gas properties	(383)	657	(e)	274	—		274
Other income	76	—		76	—		76
Total other expense	(25,254)	(441)		(25,695)	—		(25,695)
Net income	127,864	3,533		131,397	2,178		133,575
Net income attributable to non-controlling interest	50,593	943		51,536	(51,536	)(g)	—
Net income attributable to Vanguard unitholders	$77,271	$2,590		$79,861	$53,714		$133,575
Net income per Common and Class B unit
Basic	$2.56			$2.64			$2.75
Diluted	$2.55			$2.64			$2.74
Weighted average units outstanding	—	—		—	—		—
Common units – basic	29,792	—		29,792	18,421	(h)	48,213
Common units – diluted	29,855	—		29,855	18,421	(h)	48,276
Class B units – basic & diluted	420	—		420	—		420

Unaudited Pro Forma Combined
 Statement of Operations
 for the Year Ended December 31, 2010

	Vanguard pro forma (Note 5)	Encore historical	Pro forma reclassification adjustments (Note 4)		Pro forma adjustments (Note 4)		Vanguard pro forma combined
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$109,356	$—	$183,476	(a)	$—
			269	(b)	—		$293,101
Loss on commodity cash flow hedges	(2,832)	—	—		—		(2,832)
Realized gain on other commodity derivative contracts	24,774	—	11,946	(g)	—
			(9,816	)(k)	—		26,904
Unrealized loss on other commodity derivative contracts	(14,145)	—	(26,087	)(g)	—
			9,816	(k)	—		(30,416)
Oil revenue	—	155,367	(155,367	)(a)	—		—
Natural gas revenue	—	28,109	(28,109	)(a)	—		—
Marketing revenue	—	269	(269	)(b)	—		—
Total revenues	117,153	183,745	(14,141)		—		286,757
Costs and Expenses
Lease operating expenses	25,099	43,021	1,336	(e)	—
			(2,036	)(d)	—
			124	(b)	—		67,544
Depreciation, depletion, amortization and accretion	29,344	50,580	—		11,086	(m)	91,010
Production, ad valorem and severance taxes	—	18,221	(16,761	)(c)	—
			(1,336	)(e)	—
			(124	)(b)	—		—
Selling, general and administrative expenses	10,134	12,398	(13	)(f)	(934	)(o)
					(3,853	)(p)	17,732
Production and other taxes	6,840	—	16,761	(c)	—
			2,036	(d)	—
			13	(f)	—
			(70	)(i)	—
			70	(i)	—		25,650
Derivative fair value loss	—	14,146	(14,146	)(g)	—		—
Exploration	—	194	—		(194	)(l)	—
Total costs and expenses	71,417	138,560	(14,146)		6,105		201,936
Income from operations	45,736	45,185	5		(6,105)		84,821
Other income and (expense)
Interest income	1		12	(h)	—		13
Interest expense	(8,069)	(13,171)	3,918	(j)	(12,850	)(n)	(30,172)
Realized loss on interest rate derivative contracts	(1,799)	—	(3,918	)(j)	—		(5,717)
Unrealized gain on interest rate derivative contracts	(349)	—	(5	)(g)	—		(354)
Other income	—	56	(12	)(h)	—		44
Total other income (expense)	(10,216)	(13,115)	(5)		(12,850)		(36,186)
Current income tax benefit (provision)	—	(70)	70	(i)	—		—
Deferred income tax benefit (provision)	—	70	(70	)(i)	—		—
Total income taxes	—	—	—		—		—
Net income	$35,520	$32,070	$—		$(18,955)		$48,635
Net income per Common and Class B unit
Basic	$1.54						$1.01
Diluted	$1.53						$1.01
Weighted average units outstanding
Common units – basic	22,720				25,155	(q)	47,875
Common units – diluted	22,758				25,155	(q)	47,913
Class B units – basic & diluted	420						420

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

Note 1 Basis of Presentation

On December 31, 2010, Vanguard completed the Encore Sponsor Interest Acquisition, whereby Vanguard acquired all of the member interest in Encore GP (which owns 504,851 general partner units in Encore) and 20,924,055 common units representing limited partner interests in Encore, representing, together with the general partner units, a 46.7% aggregate equity interest in Encore. As consideration for the purchase, Vanguard paid $300.0 million in cash and issued 3,137,255 Vanguard common units, valued at approximately $93 million.

On July 11, 2011, Vanguard and Encore announced the execution of a definitive merger agreement that would result in a merger whereby Encore would become a wholly-owned subsidiary of VNG, through a unit-for-unit exchange (the “Merger”). Under the terms of the definitive merger agreement, Encore's public unitholders received 0.75 Vanguard common units in exchange for each Encore common unit they owned at closing. The transaction resulted in 18,420,606 additional common units being issued by Vanguard. The terms of the definitive merger agreement were unanimously approved by the members of the Encore Conflicts Committee, who negotiated the terms on behalf of Encore and was comprised solely of independent directors. The members of the Vanguard Conflicts Committee, which is also comprised solely of independent directors, negotiated the terms on behalf of Vanguard and also voted unanimously in favor of the Merger. The completion of the Merger was subject to approval by a majority of the outstanding Encore common units. As of July 11, 2011, Vanguard's operating company, Vanguard Natural Gas, LLC, owned Encore's general partner and approximately 46% of the Encore outstanding common units and executed the definitive merger agreement between Vanguard and Encore. The completion of the Merger was also subject to the approval of the issuance of additional Vanguard common units in connection with the Merger by the affirmative vote of a majority of the votes cast by Vanguard unitholders. On October 31, 2011, Vanguard and ENP submitted the definitive proxy statement to their respective unitholders. The special meeting of unitholders for each of Vanguard and ENP took place on November 30, 2011 and the unitholders of each of Vanguard and ENP approved the Merger. Based on 24,560,808 ENP common units outstanding on November 30, 2011, Vanguard issued 18,420,606 common units to ENP common unitholders at the closing of the merger, December 1, 2011.

The Merger will be accounted for in accordance with Financial Accounting Standards Board Accounting Standards Codification 810, Consolidations — Overall — Changes in Parent's Ownership Interest in a Subsidiary, which is referred to as FASB ASC 810. Since Encore is a consolidated subsidiary of Vanguard, the changes in Vanguard's ownership interest in Encore will be accounted for as an equity transaction and no gain or loss will be recognized as a result of the Merger.

The accompanying unaudited pro forma combined balance sheet at September 30, 2011 has been prepared to give effect to the Merger as if it had occurred on September 30, 2011 and the unaudited pro forma combined statements of operations have been prepared to give effect to the Merger and the Encore Sponsor Interest Acquisition, including the Vanguard common unit offering completed in October 2010, the issuance of Vanguard's common units to Denbury, and other financing transactions, as if they had occurred on January 1, 2010. Vanguard's unaudited pro forma statements of operations, which are included in the unaudited pro forma combined statements of operations, also include the pro forma effects of the Permian Basin Acquisition I completed during July 2011 and the Parker Creek Acquisition completed during May 2010 and the and the related equity financings as if they had occurred on January 1, 2010. The Permian Basin Acquisition I and the Parker Creek Acquisition are unrelated to the Merger.

The pro forma effects of the Permian Basin Acquisition I and the Parker Creek Acquisition are presented in Notes 3 and 5 to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information includes adjustments to conform Encore's accounting for oil and natural gas properties to the full cost method. Vanguard follows the full cost method of accounting for oil and natural gas properties while Encore follows the successful efforts method of accounting for oil and natural gas properties. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of Vanguard and Encore; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the Merger. Vanguard and Encore believe the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.

Note 2 Unaudited Pro forma Combined Balance Sheet

Pro Forma Adjustment to the Unaudited Pro Forma Combined Balance Sheet

Adjustment (a) eliminates the non-controlling interests in Encore. As provided for in FASB ASC 810, the Merger is treated as an equity transaction, with no resulting gain or loss. Each Encore public unitholder was issued 0.75 Vanguard common units for each Encore common unit held at closing. The number of Vanguard common units issued to effect the Merger is calculated as follows:

Encore common units held by public unitholders at November 30, 2011	24,560,808
Exchange ratio(1)	0.75
Vanguard common units issued to Encore public unitholders	18,420,606
(1)	Established in the Agreement and Plan of Merger dated July 10, 2011.

Note 3 Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended September 30, 2011

The unaudited pro forma combined statement of operations for the nine month period ended September 30, 2011 includes adjustments to reflect the following:

(a) Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin Acquisition I completed during 2011.
(b) Represents the increase in lease operating expenses resulting from the Permian Basin Acquisition I completed during 2011.
(c) Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin Acquisition I completed during 2011.
(d) Represents the pro forma interest expense related to borrowings under Vanguard's reserve-based credit facility and Encore’s credit agreement to fund the Permian Basin Acquisition I completed during 2011.
(e) Represents the nonrecurring loss on acquisition of natural gas and oil properties related to the Permian Basin Acquisition I completed during 2011.
(f) Elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees, SEC filing fees and costs incurred related to the Merger.
(g) Elimination of the allocation of net income to non-controlling interest as a result of the Merger.
(h) Adjustment for the weighted average number of units from the issuance of 18,420,606 Vanguard common units under the terms of the Merger, whereby Encore's public unitholders received 0.75 Vanguard common units for each Encore common unit held at closing.

Note 4 Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31, 2010

The Encore Sponsor Interest Acquisition was accounted for under the acquisition method of accounting in accordance with ASC 805 relating to "Business Combinations". The acquisition method requires the assets and liabilities acquired to be recorded at their fair values at the date of acquisition. The estimate of fair values as of December 31, 2010 is as follows (in thousands):

Consideration and non-controlling interest
Cash payment to acquire Encore Interests	$300,000
Market value of Vanguard's common units issued to Denbury(1)	93,020
Market value of non-controlling interest of Encore(2)	548,662
Consideration and non-controlling interest of Encore	$941,682
Add: fair value of liabilities assumed
Accounts payable and accrued liabilities	$18,048
Oil and natural gas payable	1,730
Current derivative liabilities	11,122
Other current liabilities	1,228
Long-term debt	234,000
Asset retirement obligations	24,385
Long-term derivative liabilities	25,331
Long-term deferred tax liability	11
Amount attributable to liabilities assumed	$315,855

Less: fair value of assets acquired
Cash	$1,380
Trade and other receivables	22,795
Current derivative assets	10,196
Other current assets	470
Oil and natural gas properties – proved	786,524
Long-term derivative assets	5,486
Other long-term assets	9,731
Amount attributable to assets acquired	$836,582
Goodwill	$420,955

(1)
Approximately 3.1 million Vanguard common units at $29.65 per unit were issued to Denbury in the Encore Sponsor Interest Acquisition. The per unit price is the closing price of Vanguard's common units at December 31, 2010.

(2)
Represents approximate market value of the non-controlling interest of Encore (based on 24.4 million Encore common units outstanding as of December 31, 2010) at $22.47 per Encore common unit (closing price as of December 31, 2010).

Adjustments (a) – (k) to the unaudited pro forma combined statement of operations for the year ended December 31, 2010 include reclassifications required to conform Encore's revenue and expense items to Vanguard's presentation as follows:

(a) Represents the reclassification of Encore's oil and natural gas product sales to conform to Vanguard's presentation.
(b) Represents the reclassification of marketing revenue and marketing expenses to conform to Vanguard's presentation.
(c) Represents the reclassification of production and severance taxes to "Production and other taxes" to conform to Vanguard's presentation.
(d) Represents the reclassification of ad valorem taxes to "Production and other taxes" to conform to Vanguard's presentation.
(e) Represents the reclassification of transportation costs to "Lease operating expenses" to conform to Vanguard's presentation.
(f) Represents the reclassification of annual income taxes to "Production and other taxes" to conform to Vanguard's presentation.
(g) Represents the reclassification of (1) settlements of oil and natural gas derivatives to "Realized gain on other commodity derivative contracts," (2) the change in fair value of oil and natural gas derivatives to "Unrealized loss on other commodity derivative contracts" and (3) the change in fair value of interest rate derivatives to "Unrealized loss on interest rate derivative contracts" to conform to Vanguard's presentation.
(h) Represents the reclassification of interest income to "Interest income" to conform to Vanguard's presentation.
(i) Represents the reclassification of current and deferred income tax benefit (provision) to "Production and other taxes" to conform to Vanguard's presentation.
(j) Represents the reclassification of settlements of interest rate derivatives to "Realized loss on interest rate derivative contracts" to conform to Vanguard's presentation.
(k) Represents the reclassification of amortization of premiums paid on derivative contracts to "Realized gain on other commodity derivative contracts" to conform to Vanguard's presentation.

Adjustments (l) – (q) to the unaudited pro forma combined statements of operations for the year ended December 31, 2010 are to reflect the Encore Sponsor Interest Acquisition and the conversion of Encore's method of accounting for oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting.

(l) Represents the capitalization of unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties in accordance with the full cost method of accounting for oil and natural gas properties.
(m) Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined entity's depletion expense under the full cost method of accounting for oil and natural gas properties.
(n) Represents the adjustment to interest expense arising from the related borrowings under Vanguard's Term Loan and reserve-based credit facility to fund the Encore Sponsor Interest Acquisition.
(o) Represents the elimination of certain general and administrative expenses resulting from Encore not being a separate public company after the completion of the Merger, including director-related expenses, directors' and officers' liability insurance premiums, NYSE listing fees and SEC filing fees.
(p) Represents the elimination of transaction costs incurred in the Encore Sponsor Interest Acquisition.
(q) Represents the adjustment for the weighted average number of units from the issuance of 18,420,606 Vanguard common units under the terms of the Merger, whereby Encore's public unitholders received 0.75 Vanguard common units for each Encore common unit held at closing. The adjustment also includes the weighted average number of units from the issuance of 3.1 million Vanguard common units to Denbury in connection with Encore Sponsor Interest Acquisition in December 31, 2010 and the 4.6 million Vanguard common units issued in the October 2010 offering.

Note 5 Vanguard's Unaudited Pro Forma Consolidated Statement of Operations

On April 30, 2010, Vanguard entered into a definitive agreement with a private seller for the acquisition of certain oil and natural gas properties located in Mississippi, Texas and New Mexico. We refer to this acquisition as the "Parker Creek Acquisition." The purchase price for said assets was $113.1 million with an effective date of May 1, 2010. We completed this acquisition on May 20, 2010. The adjusted purchase price of $114.3 million considered final purchase price adjustments of approximately $1.2 million. The purchase price was funded from the approximate $71.5 million in net proceeds from Vanguard's May 2010 equity offering and with borrowings under Vanguard's existing reserve-based credit facility.

On June 22, 2011, Vanguard and Encore entered into two Purchase and Sale Agreements to acquire producing oil and natural gas assets in the Permian Basin in West Texas (the "Purchased Assets") from a private seller. Vanguard and Encore agreed to purchase 50% of the Purchased Assets for an aggregate of $85.0 million and each paid the seller a non-refundable deposit of $4.25 million. We refer to this acquisition as the “Permian Basin Acquisition I.” This acquisition was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments to be determined. The effective date of this acquisition was May 1, 2011. The purchase price was funded with borrowings under Vanguard's reserve-based credit facility and ENP's credit facility.

Vanguard's unaudited pro forma consolidated statement of operations included in the unaudited pro forma combined statement of operations give effect to the Parker Creek Acquisition completed during May 2010 and the Permian Basin Acquisition I completed during July 2011 as if they had occurred on January 1, 2010.

Note 5 Vanguard's Unaudited Pro Forma Consolidated Statement of Operations- (continued)

Vanguard Unaudited Pro Forma
 Consolidated Statement of Operations
 for the Year Ended December 31, 2010

	Vanguard historical	Pro forma Adjustments		Vanguard pro forma
	(In thousands, except per unit amounts)
Revenues:
Oil, natural gas and natural gas liquids sales	$85,357	$6,478	(a)
		17,521	(b)	$109,356
Loss on commodity cash flow hedges	(2,832)	—		(2,832)
Realized gain on other commodity derivative contracts	24,774	—		24,774
Unrealized loss on other commodity derivative contracts	(14,145)	—		(14,145)
Total revenues	93,154	23,999		117,153
Costs and Expenses
Lease operating expenses	18,471	845	(c)
		5,783	(d)	25,099
Depreciation, depletion, amortization and accretion	22,231	1,180	(e)
		5,933	(f)	29,344
Selling, general and administrative expenses	10,134	—		10,134
Production and other taxes	6,840	—		6,840
Total costs and expenses	57,676	13,741		71,417
Income from operations	35,478	10,258		45,736
Other expense
Interest income	1	—		1
Interest expense	(5,766)	(448	)(g)
		(1,855	)(h)	(8,069)
Realized loss on interest rate derivative contracts	(1,799)	—		(1,799)
Unrealized loss on interest rate derivative contracts	(349)	—		(349)
Loss on acquisition of oil and natural gas properties	(5,680)	5,680	(i)	—
Total other expense	(13,593)	3,377		(10,216)
Net income	$21,885	$13,635		$35,520
Net income per Common and Class B unit – basic	$1.00			$1.54
Net income per Common and Class B unit – diluted	$1.00			$1.53
Weighted average units outstanding
Common units – basic	21,500	1,220	(j)	22,720
Common units – diluted	21,538	1,220	(j)	22,758
Class B units – basic & diluted	420			420

Vanguard's unaudited pro forma consolidated statements of operations include the following adjustments:
(a)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Parker Creek Acquisition completed during 2010.
(b)	Represents the increase in oil, natural gas and natural gas liquids sales resulting from the Permian Basin Acquisition I completed during 2011.
(c)	Represents the increase in lease operating expenses resulting from the Parker Creek Acquisition completed during 2010.
(d)	Represents the increase in lease operating expenses resulting from the Permian Basin Acquisition I completed during 2011.
(e)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Parker Creek Acquisition completed during 2010.
(f)	Represents the increase in depreciation, depletion, amortization and accretion resulting from the Permian Basin Acquisition I completed during 2011.
(g)	Represents the pro forma interest expense related to borrowings under Vanguard's reserve-based credit facility to fund the Parker Creek Acquisition completed during 2010.
(h)
Represents the pro forma interest expense related to borrowings under Vanguard's reserve-based credit facility and Encore’s credit agreement to fund the Permian Basin Acquisition I completed during 2011.

(i)	Represents the nonrecurring loss on acquisition of natural gas and oil properties related to the Parker Creek acquisition completed during 2010.
(j)	Represents the pro forma adjustment for the Vanguard common units sold in connection with the funding of the Parker Creek Acquisition completed during 2010.

Summary Pro Forma Combined
Oil, Natural Gas and Natural Gas Liquids
 Reserve Data

The following tables set forth summary pro forma information with respect to Vanguard's, Encore's, Parker Creek’s and the Permian Basin Acquisition I’s pro forma combined estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2010. This pro forma information gives effect to the Encore Sponsor Interest Acquisition, Parker Creek Acquisition and Permian Basin Acquisition I as if they had occurred on January 1, 2010. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

Estimated quantities of oil, natural gas and natural gas liquids reserves as of December 31, 2010

	Gas (MMcf)
	Vanguard historical (a)	Encore historical	Parker Creek	Permian Basin Acquisition I	Proforma Adjustments	Vanguard pro forma combined (b)
Net proved reserves
January 1, 2010	83,149	84,699	1,385	26,434	–	195,667
Revisions of previous estimates	(7)	(4,484)	–	5,583	–	1,092
Extensions, discoveries and other	76	–	–	–	–	76
Purchases of reserves in place	75,715	148	–	–	(75,384)	479
Production	(4,990)	(5,836)	(528)	(1,593)		(12,947)
December 31, 2010	153,943	74,527	857	30,424	(75,384)	184,367

	Oil and Natural Gas Liquids (MBls)
	Vanguard historical (a)	Encore historical	Parker Creek	Permian Basin Acquisition I	Proforma Adjustments	Vanguard pro forma combined (b)
Net proved reserves
January 1, 2010	9,963	28,930	5,216	1,473	–	45,582
Revisions of previous estimates	1,290	1,940	–	286	–	3,516
Extensions, discoveries and other	17	–	–	–	–	17
Purchases of reserves in place	33,251	10	–	–	(32,846)	415
Production	(892)	(2,227)	(1,023)	(73)	–	(4,215)
December 31, 2010	43,629	28,653	4,193	1,686	(32,846)	45,315

 (a) Includes the non-controlling interest in the Encore reserves of approximately 53.3% at December 31, 2010.
 (b) Includes Vanguard's, Encore's, Parker Creek’s and the Permian Basin Acquisition I’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2010.

	Vanguard historical (a)	Permian Basin Acquisition I	Vanguard pro forma combined (b)
Estimated proved reserves:
Natural Gas (MMcf)	153,943	30,424	184,367
Oil and Natural Gas Liquids (MBbls)	43,629	1,686	45,315
MBOE	69,286	6,757	76,043

Estimated proved developed reserves:
Natural Gas (MMcf)	119,313	28,621	147,934
Oil and Natural Gas Liquids (MBbls)	35,788	1,462	37,250
MBOE	55,673	6,232	61,905

(a) Includes the non-controlling interest in the Encore reserves of approximately 53.3% at December 31, 2010.
(b) Includes Vanguard's, Encore's, Parker Creek’s and the Permian Basin Acquisition I’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2010.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas and natural gas liquids reserves at December 31, 2010 is as follows (in thousands):

	Vanguard historical (a)	Permian Basin Acquisition I	Vanguard pro forma combined (b)
Future cash inflows	$3,670,000	$340,208	$4,010,208
Future production costs	(1,266,940)	(139,964)	(1,406,904)
Future development costs	(156,714)	(7,578)	(164,292)
Future net cash flows	2,246,346	192,666	2,439,012
10% annual discount for estimated timing of cash flows	(1,127,898)	(109,945)	(1,237,843)
Standardized measure of discounted future net cash flows	$1,118,448	$82,721	$1,201,169

(a) The standardized measure includes approximately $596.1 million attributable to the non-controlling interest of Encore.
(b) The pro forma standardized measure includes Vanguard, Encore, Parker Creek Acquisition and the Permian Basin Acquisition I.

For the December 31, 2010 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using the average natural gas and oil price based upon the 12-month average price of $4.38 and $4.45 per MMBtu for natural gas for Vanguard historical and $79.40 and $79.43 per barrel of crude oil for Vanguard historical and Permian Basin Acquisition I, respectively, adjusted for quality, transportation fees and a regional price differential.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows (in thousands):

	Vanguard historical (a)	Encore historical	Parker Creek	Permian Basin Acquisition I	Proforma Adjustments	Vanguard pro forma combined (b)
Sales and transfers, net of production costs	$(60,046)	$(125,869)	$(15,355)	$(11,738)	$–	$(213,008)
Net changes in prices and production costs	91,799	206,058	–	22,433	–	320,290
Extensions discoveries and improved recovery, less related costs	891	–	–	–	–	891
Changes in estimated future development costs	(9,476)	(10,818)	–	–	–	(20,294)
Previously estimated development costs incurred during the period	15,662	2,264	–	11,808	–	29,734
Revision of previous quantity estimates	16,728	42,576	–	16,188	–	75,492
Accretion of discount	17,867	49,450	–	5,359	–	72,676
Purchases of reserves in place	856,299	619	–	–	(831,748)	25,170
Change in production rates, timing and other	10,051	36,797	30,278	(14,923)	–	62,203
Net change in standardized measure	939,775	201,077	14,923	29,127	(831,748)	353,154
Standardized measure, January 1, 2010	178,673	494,501	121,247	53,594		848,015
Standardized measure, December 31, 2010	$1,118,448	$695,578	$136,170	$82,721	$(831,748)	$1,201,169

(a) The standardized measure includes approximately $596.1 million attributable to the non-controlling interest of Encore.
(b) The pro forma standardized measure includes Vanguard, Encore, Parker Creek Acquisition and the Permian Basin Acquisition I.